OCZ Technology Group Reports Fiscal 2012 Third Quarter Results

Revenue Nearly Doubled to $103M, SSD Revenue up 130%,
Fifth Consecutive Quarter of Gross Margin Expansion Drives non-GAAP Earnings

SAN JOSE, Calif., January 9, 2012 (GLOBE NEWSWIRE) -- OCZ Technology Group, Inc. (Nasdaq: OCZ), a leading provider of high-performance solid-state drives (SSDs) for computing devices and systems, reports its third quarter results for the fiscal year 2012 (Q3’12), which ended on November 30, 2011.

Q3’12 Financial Highlights

•
Net revenue in Q3'12 was a record $103.1 million, and increased 94% compared with net revenue of $53.2 million reported in Q3'11, and increased 31% compared with net revenue of $78.5 million reported in Q2'12.

•	SSD revenue reached a record $95.5 million, an increase of 130% compared with Q3'11 SSD revenue of $41.5 million, and a 34% increase compared with Q2'12 SSD revenue of $71.1 million.

•	On a trailing twelve month basis, SSD revenue was approximately $294 million, up 237% compared with $87 million in the prior trailing twelve months period.

•	Gross margin increased to 22.5% compared with 14.4% in Q3’11, and 21.6% in Q2’12.

•	GAAP net loss for Q3'12 was $0.9 million or $0.02 loss per share compared with a GAAP net loss of $8.3 million or $0.29 loss per share in Q3'11.

•	Non-GAAP net income for Q3'12 was $3.0 million or $0.06 income per share as compared with a non-GAAP net loss for Q3'11 of $0.9 million, or $0.03 loss per share.

 “We are pleased to report another quarter of record revenue and increased margins. This trend is being driven by an increase in market adoption of our SSDs, and is supported by OCZ’s substantially increased investments in R&D and the ability to execute on bringing new leading-edge products to market ahead of the competition,” said Ryan Petersen, CEO of OCZ Technology. “Looking forward, we believe OCZ’s momentum positions us well to continue to increase market share in what is widely regarded as one of the fastest growing markets in technology.“

“Exiting the quarter, we saw a material increase in demand for our higher margin products, specifically our PCIe line.   This trend, when taken together with the continuing expansion of OCZ products now being shipped with our Indilinx controllers, supports an increase in the rate of our gross margin expansion on a go forward basis,” added Petersen.

”Also, today we announced the acquisition of flash virtualization pioneer Sanrad Inc.  Sanrad’s field proven virtualization products have numerous enterprise deployments and the VXL software platform delivers application optimized caching and virtualization technology for VMware vSphere, Microsoft Hyper-V, and Citrix Xen-based server virtualization platforms.  This acquisition can be transformational for OCZ as, by integrating the Sanrad virtualization software with products such as our Z-Drive series of PCIe SSDs, we can now offer a complete solution for the virtualization of even the most intensive applications,” concluded Mr. Petersen.

Recent Business Highlights

•
Demonstrated at Storage Visions our next generation Z-Drive R5, the world's first PCIe Gen 3 Solid State Storage Solution, running in the IBM System x3650 M3.  The Z-Drive R5 utilizes the Kilimanjaro Native PCIe SSD controller platform to deliver in excess of 2.5 Million IOPS and 7GB/s of bandwidth.

•	Announced the Z-Drive R4 CloudServ equipped HP ProLiant DL370 G6 Server running more than 3 Million IOPs with up to 16TB of PCIe-based flash storage per PCIe device.

•
Launched several Indilinx Everest platform based products including the Petrol SATA 6 Gbps Series of SSDs, utilizing the next generation NAND flash technology and reduces SSD per gigabyte costs by as much as 30%, and the Octane SATA 3.0 and SATA 2.0 SSD series SSDs which are the world's first 1TB capacity SSD in a compact 2.5 inch format.

•	Completed the acquisition and integration of the Abingdon UK-based storage team from PLX Technology, and substantial associated intellectual property.

•	Announced the acquisition of certified VMware partner, Sanrad Inc. for $15 million in OCZ common stock.

•
Signed a proposal letter with Wells Fargo Capital Finance (“WFCF”) for a $50 million senior secured credit facility to replace the current $25 million credit facility with Silicon Valley Bank (“SVB”) which expires in early February 2012. As in the current SVB facility, borrowings under the WFCF facility will be limited to the borrowing base based on OCZ’s receivables.  This new credit facility is subject to finalization of a definitive agreement and final WFCF approval. It also provides for a potential expansion to $75 million if certain conditions are met.

Recent Sales  Highlights

•
OCZ Indilinx SSDs based on the acclaimed Everest Series SATA 3.0 (6Gbps) platform are the default storage solution for the newest LG Electronics’ notebook, the XNote Z300  based on the Intel® Ultrabook™ initiative.

•	OCZ’s range of mSATA SSDs have recently been certified by Intel® for integration into Intel Ultrabook thin form factor notebooks.

•	OCZ SSDs were selected by Voxel for managed hosting in custom, on-demand dedicated servers.

•	OCZ Deneva 2 SSD Series was qualified by PSSC Labs for integration into workstations, HPC servers, and datacenter appliances.

•	OCZ PCIe SSDs were selected by CIARA for integration into the Company’s premium KRONOS S Line Workstations.

•	OCZ Deneva 2 was qualified and integrated into OliveHD’s award winning O4HD and O6HD music servers.

Revenue Information

To help investors better understand OCZ's historical revenue trends, including geographic revenue by delivery location and its rapid product transition from high performance memory into SSDs, additional revenue information is shown in the chart below.

Quarterly net revenue by product groups and major geographic area by delivery location ($000)'s (Unaudited):

	3QFY11	4QFY11	1QFY12	2QFY12	3QFY12
Product Groups
SSD	$41,471	$58,195	$69,122	$71,077	$95,465
Memory	6,261	1,956	(a)	(a)	(a)
Power supplies/Other	5,490	4,415	4,672	7,377	7,619
Total	$53,222	$64,566	$73,794	$78,454	$103,084

Major Geo Areas
North America	$17,758	$21,845	$20,848	$25,895	$34,875
EMEA	30,315	34,250	40,997	41,841	54,158
ROW	5,149	8,471	11,949	10,718	14,051
Total	$53,222	$64,566	$73,794	$78,454	$103,084

(a) Beginning in 1QFY12 Memory revenue is immaterial and included in Power Supplies/Other

Hard Drive Shortage Capitalization

The widely reported hard disk drive (HDD) shortage had minimal impact on revenue during the third quarter, however, based on continuing  strength in market demand resulting from the Thailand floods, the Company plans to aggressively address the areas  of the  market that it feels represent permanent conversions to SSDs from HDDs. The Company anticipates the ability to begin addressing this demand by its first fiscal quarter.

In support of this initiative, the Company took steps late in the quarter to opportunistically build inventory of NAND flash wafer, and plans to increase its working capital availability with the Wells Fargo credit facility described above.

Business Outlook:

In order to help investors better understand our rapidly evolving business, OCZ is moving to quarterly revenue and gross margin guidance.

•
OCZ expects revenue for its 4th fiscal quarter ending February 29, 2012, to be in the range of $105 to $120 million, and revenue for its fiscal year ending February 29, 2012 to be in the range of $360 to $375 million.

•	GAAP Gross margins are expected to be between 23.5% and 25.5% for its 4th fiscal quarter.

Conference Call:

OCZ will host its fiscal 2012 third quarter conference call for the period ended November 30, 2011 at 5:00pm ET (2:00pm PT), on January 9, 2012. Ryan Petersen, CEO, and Arthur Knapp, CFO, will discuss the Company's performance on the call.

A live audio webcast of the conference call will be available by visiting the Investor Relations events conference call section of OCZ's website at http://ir.stockpr.com/ocztechnology/conference-calls, which will be archived for replay until February 15, 2012. Please connect at least 15 minutes prior to the conference call to ensure adequate time for connection.

All interested parties can join the call by dialing (253) 237-1170 or (877) 372-0867. Please call-in 15 minutes prior to the call to secure a line. The conference call will be archived for phone replay until January 18, 2012. To access the archived conference call, please dial (404) 537-3406 or (855) 859-2056 and enter replay passcode 36392962.

About OCZ Technology Group, Inc.

Founded in 2002, San Jose, CA-based OCZ Technology Group, Inc. (OCZ), is a leader in the design, manufacturing, and distribution of high performance and reliable Solid-State Drives (SSDs) and premium computer components. OCZ has built on its expertise in high-speed memory to become a leader in the enterprise and consumer SSD markets, a technology that competes with traditional rotating magnetic hard disk drives (HDDs). SSDs are faster, more reliable, generate less heat and use significantly less power than the HDDs used in the majority of computers today. In addition to SSD technology, OCZ also offers high performance components for computing devices and systems, including enterprise-class power management products as well as leading-edge computer gaming solutions. For more information, please visit: www.ocztechnology.com.

Forward-Looking Statements

Some of the statements and assumptions included in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 or Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending November 30, 2011 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to us as of the date of this release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties and other factors may be beyond our control.  Such risks and uncertainties also include the impact of the variable demand, particularly in view of current business and economic conditions; dependence on our ability to successfully qualify, manufacture and sell our disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly our new disk drive products with lower cost structures; product mix, particularly increased acceptance and sales of enterprise SSDs; our ability to capitalize on our technological leadership; the impact of competitive product announcements; our ability to achieve projected cost savings; our ability to rapidly increase our manufacturing capacity in pace with our competitors if demand for disk drives increases; and our maintaining adequate working capital, including through the potential Wells Fargo credit facility referred to earlier in this press release. We also encourage you to read our Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission (“SEC”) on May 17, 2011, and amended on May 31, 2011, and statements made in other subsequent filings, as they contain information concerning risk, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Non-GAAP Financial Measures

OCZ provides Non-GAAP net revenue, cost of revenue, operating income/(loss),  and net income/(loss) as supplemental financial measures to its investors as a complement to GAAP financial results. An explanation and reconciliation of these Non-GAAP measures to GAAP net income/(loss) is set forth below. OCZ believes that providing this information allows OCZ's investors greater transparency and a better understanding of OCZ's core financial performance. Non-GAAP operating and net income/(loss) are not in accordance with or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Calculation of Non-GAAP Operating and Net Income (loss)

Non-GAAP operating income/(loss) is calculated as operating income/(loss) excluding the impact of inventory adjustments for discontinued products, severance cost, goodwill and intangible impairment non-cash charges related to stock options, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below.  Non-GAAP net income/(loss) is calculated as net income (loss) excluding the impact of inventory adjustments for discontinued products, severance cost, goodwill and intangible impairment, non-cash charges related to stock options and warrants, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below.  OCZ uses Non-GAAP operating and net income/(loss) in evaluating OCZ's historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses these non-GAAP measures to further understand and analyze the cash used in/generated from OCZ's core operations. OCZ believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. OCZ further believes that providing this information allows OCZ's investors greater transparency and a better understanding of OCZ's core financial results.

OCZ Investor Relations Contacts: Bonnie Mott Senior Manager of Investor Relations (408) 440-3428 bmott@ocztechnology.com	Media Contact: Jessica Luken Director of Global Marketing (408) 733-8400 jluken@ocztechnology.com

Russell Stanley
(408) 440-3478
rstanley@ocztechnology.com

OCZ Technology Group, Inc.
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (Unaudited)
($ in thousands, except per share data)

	Three Months Ended November 30,
	2011				2010
	GAAP	Adj		non-GAAP	GAAP	Adj		non-GAAP

Net revenue	$103,084	$-		$103,084	$53,222	$1,470	(a)	$54,692
Cost of revenue	79,909	-		79,909	45,561	(1,500)	(b)	44,061
Gross profit	23,175			23,175	7,661	2,970		10,631

Gross margin %	22.5%			22.5%	14.4%			19.4%

Research and development	7,045	(481)	(c)	6,564	1,914	(84)	(c)	828
						(995)	(e)
						(7)	(h)

Sales and marketing	7,240	(160)	(c)	7,080	4,763	(58)	(c)	4,695
						(6)	(f)
						(4)	(h)

General, administrative and operations	6,544	(301)	(c)	6,243	5,558	(98)	(c)	5,027
						(321)	(f)
						(105)	(g)
						(7)	(h)
Operating expenses	20,829	(942)		19,887	12,235	(1,685)		10,550
Income (loss) from operations	2,346	942		3,288	(4,574)	4,655		81

Financing costs/other	(255)	-		(255)	(952)	-		(952)
Adjustment to the fair value of common stock warrants	(2,998)	2,998	(d)	-	(2,788)	2,788	(d)	-

Income (loss) before income taxes	(907)	3,940		3,033	(8,314)	7,443		(871)

Income tax expense (benefit)	(1)			(1)	25			25
Net income (loss)	$(906)			$3,034	$(8,339)			$(896)

Net income (loss) per share:
Basic	$(0.02)			$0.06	$(0.29)			$(0.03)
Diluted	$(0.02)			$0.06	$(0.29)			$(0.03)

Shares used in net income (loss) per share computation:
Basic	51,800			51,800	28,600			28,600
Diluted	51,800			53,900	28,600			28,600

Computational Notes:

(a) Abnormal level of rebates on liquidation sales of certain DRAM module products

(b) Reserves for discontinuance of additional DRAM module products

(c)  Stock based compensation

(d) Non-cash costs for revaluation of warrants issued in connection with equity financing

(e)  Technology acquisition

(f)  Executive severance

(g)  Other non-recurring costs

(h)  Intangibles

OCZ Technology Group, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amount)

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	unaudited		unaudited
	2011	2010	2011	2010

Net revenue	$103,084	$53,222	$255,332	$125,550
Cost of revenue	79,909	45,561	200,482	112,105
Gross profit	23,175	7,661	54,850	13,445

Research and development	7,045	1,914	18,494	5,172
Sales and marketing	7,240	4,763	17,584	11,140
General, administrative and operations	6,544	5,558	18,031	13,679
Acquisition related charge	-	-	1,702	-
Special inventory charge	-	-	2,975	-
Total operating expenses	20,829	12,235	58,786	29,991

Income (Ioss) from operations	2,346	(4,574)	(3,936)	(16,546)

Other (expense), net	(64)	(101)	(137)	(112)
Interest and financing costs	(191)	(851)	(850)	(2,019)
Adjustment to the fair value of common stock warrants	(2,998)	(2,788)	(1,852)	(1,237)
(Loss) before income taxes	(907)	(8,314)	(6,775)	(19,914)
Income tax expense (benefit)	(1)	25	-	861
Net (loss)	$(906)	$(8,339)	$(6,775)	$(20,775)

Net (loss) per share:
Basic	$(0.02)	$(0.29)	$(0.14)	$(0.78)
Diluted	$(0.02)	$(0.29)	$(0.14)	$(0.78)

Shares used in net (loss) per share computation:
Basic	51,800	28,600	48,800	26,800
Diluted	51,800	28,600	48,800	26,800

OCZ Technology Group, Inc.
Condensed Consolidated Balance Sheets
($ In thousands)

	November 30, 2011	February 28, 2011
	unaudited

ASSETS
Current Assets:
Cash and cash equivalents	$38,583	$17,514
Restricted cash	62	1,300
Accounts receivable, net of allowances	65,642	31,687
Inventories, net	77,760	22,798
Prepaid expenses and other current assets	6,934	2,875
Total current assets	188,981	76,174
Property and equipment, net	5,011	3,046
Intangibles, net	6,064	18
Goodwill	46,834	9,989
Other assets	182	42
Total assets	$247,072	$89,269

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Loans payable	$22,723	$20,011
Accounts payable	67,289	40,645
Accrued and other liabilities	10,403	6,137
Total current liabilities	100,415	66,793

Common stock warrant liability	10,130	9,417
Other long-term liabilities	208	-

Total liabilities	110,753	76,210

Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock, $0.0025 par value, 20,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.0025 par value, 120,000 shares authorized; 51,976,061 and 35,401,908 shares issued and outstanding at November 30, 2011 and February 28, 2011, respectively	130	88
Additional paid-in capital	199,106	68,749
Accumulated deficit	(62,265)	(55,490)
Accumulated other comprehensive loss	(652)	(288)
Total stockholders' equity	136,319	13,059
Total liabilities and stockholders' equity	$247,072	$89,269

OCZ Technology Group, Inc.
Condensed Consolidated Statements of Cash Flows

	(Unaudited)
	Nine Months Ended
	November 30, 2011	November 30, 2010

Cash flows from operating activities:
Net income (loss)	$(6,775)	$(20,775)
Adjustments to reconcile net income/(loss) to net cash used in operating activities:
Depreciation	1,252	807
Amortization of intangibles	267	53
Bad debt expense	837	931
Stock-based compensation	2,417	624
Adjustment to deferred tax asset	-	836
Fair value adjustment of stock warrants	1,852	1,236
Inventory reserve	5,407	3,696
Non-cash asset addition	-	644
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable	(34,780)	(10,561)
Inventory	(60,340)	(10,332)
Prepaid expenses and other assets	(3,835)	(945)
Accounts payable	26,125	12,032
Accrued and other liabilities	1,948	2,171
Net cash used in operating activities	(65,625)	(19,583)

Cash flows from investing activities:
Purchases of property and equipment	(2,287)	(728)
Purchased Intangibles	(2,570)	-
(Increase) decrease in deposits	-	(4)
Business acquisition earn out payments	-	(35)
Asset Purchase Agreement PLX	(2,200)	-
Acquistion of Indilinx	123	-
Net cash used in investing activities	(6,934)	(767)

Cash flows from financing activities:
Issurance of common stock	93,495	34,287
Proceeds from employee stock programs	931	403
Proceeds from warrant exercises	213	-
Proceeds from bank loan	22,723	5,083
Repayment of bank loans	(24,934)	-
Restricted Cash for Letter of credit	1,238	-
Increase (repayment) of shareholder loan	-	(500)
Net cash provided by financing activities	93,666	39,273

Effect of exchange rate changes on cash and cash equivalents	(38)	(44)

Net increase in cash and cash equivalents	21,069	18,879
Cash and cash equivalents at beginning of period	17,514	1,224
Cash and cash equivalents at end of period	$38,583	$20,103